   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1998.

                                                         REGISTRATION NO.333.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________


                    PENNSYLVANIA MANUFACTURERS CORPORATION
                   ----------------------------------------
            (Exact name of registrant as specified in its charter)

     Pennsylvania                                         23-2217932
----------------------------------          -----------------------------------
(State or other jurisdiction of             (I.R.S.Employer Identification No.)
incorporation or organization)

     The PMA Building
     380 Sentry Parkway
     Blue Bell, Pennsylvania                                19422-2328
  ---------------------------                        -------------------------
   (Address of Principal Executive Offices)                 (Zip Code)
                             ____________________


                    PENNSYLVANIA MANUFACTURERS CORPORATION
            Amended and Restated 1987 Incentive Stock Option Plan,
                Amended and Restated 1991 Equity Incentive Plan
                Amended and Restated 1993 Equity Incentive Plan Amended and Restated 1994 Equity Incentive Plan
                          1995 Equity Incentive Plan
                          1996 Equity Incentive Plan
            ------------------------------------------------------
                           (Full title of the plans)
                             ____________________

            John W. Smithson, President and Chief Executive Officer
                    Pennsylvania Manufacturers Corporation
                               The PMA Building
                              380 Sentry Parkway
                      Blue Bell, Pennsylvania  19422-2328
                 ---------------------------------------------
                    (Name and address of agent for service)

                                (215) 665-5046
                     -------------------------------------
                    (Telephone number, including area code,
                             of agent for service)
                             ____________________

                                   Copy to:
                           John W. Kauffman, Esquire
                         Duane, Morris & Heckscher LLP
                               One Liberty Place
                         Philadelphia, PA  19103-7396

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                     Proposed                  Proposed
     Title of securities      Amount to be        maximum offering         maximum aggregate           Amount of
      to be registered        registered(1)       price per share(2)       offering price(2)        registration fee
-----------------------------------------------------------------------------------------------------------------------
 Class A Common               3,864,903 shares    $13.83306                $53,464,388              $15,772
 Stock, par value
 $5.00
=======================================================================================================================

(1) In addition, this registration statement (the "Registration Statement") also registers such additional shares as may be required to be issued under the plans listed above (the "Plans") in the event of a stock dividend, reverse stock split, split-up, reclassification or other similar events.

(2) Estimated solely for the purpose of calculating the registration fee based on (i) the average per share exercise price of $13.179 with respect to options to purchase 3,117,612 shares of Class A Common Stock that are currently outstanding and (ii) the average of the high and low sales prices of the Class A Common Stock of the Company on the Nasdaq Stock Market on February 5, 1998, or $16.563 per share, with respect to 747,291 shares reserved for issuance under the Plans.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following material is incorporated herein by reference:

     (a) The Form 10 registration statement (No. 0-22761) of Pennsylvania Manufacturers Corporation (the "Company"), as amended under cover of Form 10/A and filed by the Company with the Securities and Exchange Commission (the "Commission") on January 6, 1998 (the "Form 10 Registration Statement") under
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Company's Form 10-Q Quarterly Report for the period ended September 30, 1997 as filed by the Company with the Securities and Exchange Commission on November 12, 1997.

     (c)  The description of the Company's Class A Common Stock set forth under
Item 11 of the Form 10 Registration Statement.

     All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements and schedules of the Company as of December 31, 1996 and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein and in this Registration Statement in reliance upon the reports of Coopers & Lybrand LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The validity of the issuance of the shares of Class A Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania. A. John May, a director of the Company, is a member of Duane, Morris & Heckscher LLP. Mr. May beneficially owns an aggregate of 257,200 shares of the Company's Common Stock, par value $5.00 per share, and 66,200 shares of the Company's Class A Common Stock. Of these shares, 11,250 shares of Common Stock and 2,650 shares of Class A Common Stock are owned jointly by Mr. May and his wife; 1,550 shares of Class A Common Stock are owned by Mr. May's wife as custodian for their minor grandchildren; and 17,250 shares of Class A Common Stock held by a partnership of which Mr. May is a general partner. Members of Duane, Morris & Heckscher LLP hold an aggregate of 259,700 shares of Common Stock and 67,170 shares of Class A Common Stock of the Company. Also, Duane, Morris & Heckscher LLP was paid an aggregate of $3,671,875 and $3,165,092 for services in 1996 and 1995, respectively.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law (the "BCL"), which applies to the Company, the Company's Bylaws provide for indemnification of directors and officers for all expense, liability and loss (including without limitation attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such person in any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative, or through arbitration, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification provided in the Company's Bylaws includes the right to have the expenses incurred by such person in defending any proceeding paid by the Company in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced without interest if it is ultimately determined that such person is not entitled to be indemnified under the Company's Bylaws or otherwise. Indemnification under such provisions continues as to a person who has ceased to be a director or officer of the Company and inures to the benefit of his or her heirs, executors and administrators. The Bylaws for the Company also avail directors of the Pennsylvania law limiting directors' liability for monetary damages for any action taken or any failure to take any action to those cases where they have breached their fiduciary duty under the BCL and such breach constitutes self-dealing, willful misconduct or recklessness, provided, however, that this limitation does not apply to the responsibilities or liabilities of a director pursuant to any criminal statute, or to the liabilities of a director for payment of taxes pursuant to local, Pennsylvania or federal law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS.

     *4.1      The Company's Amended and Restated 1987 Incentive Stock Option
               Plan.

     *4.2      The Company's Amended and Restated 1991 Equity Incentive Plan.

     *4.3      The Company's Amended and Restated 1993 Equity Incentive Plan.

     *4.4      The Company's Amended and Restated 1994 Equity Incentive Plan.

     *4.5      The Company's 1995 Equity Incentive Plan.

     *4.6      The Company's 1996 Equity Incentive Plan.

     5         Opinion of Duane, Morris & Heckscher LLP.

     23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

     23.2      Consent of Coopers & Lybrand LLP.

     24        Power of Attorney (see page II-7 of this Registration Statement)

_____________________
* Incorporated by reference to Exhibits 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively to the initial filing of the Company's Form 10 Registration Statement (No. 0-22761) filed with the Commission on June 26, 1997.

ITEM 9.   UNDERTAKINGS.

     The registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in any prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 7 do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on February 9, 1998.

                                        PENNSYLVANIA MANUFACTURERS
                                        CORPORATION


                                        By: /s/ John W. Smithson
                                           -----------------------------------
                                           John W. Smithson, President and
                                           Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints John W. Smithson and Francis W. McDonnell, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                               Title                        Date
---------                               -----                        ----

/s/ Frederick W. Anton III       Chairman of the Board and      February 9, 1998
------------------------------
Frederick W. Anton III           a Director


/s/ John W. Smithson             President, Chief Executive     February 9, 1998
------------------------------
John W. Smithson                 Officer and a Director
                                 (principal executive officer)


/s/ Francis W. McDonnell         Senior Vice President, Chief   February 9, 1998
------------------------------
Francis W. McDonnell             Financial Officer and
                                 Treasurer (principal financial
                                 and accounting officer)

Signature                               Title                        Date
---------                               -----                        ----

                                       Director                 February _, 1998
-----------------------------
Paul I. Detwiler, Jr.


/s/ Joseph H. Foster                   Director                 February 9, 1998
-----------------------------
Joseph H. Foster


/s/ Anne S. Genter                     Director                 February 9, 1998
-----------------------------
Anne S. Genter


/s/ James F. Malone III                Director                 February 9, 1998
-----------------------------
James F. Malone III


/s/ A. John May                        Director                 February 9, 1998
-----------------------------
A. John May


/s/ Louis N. McCarter III              Director                 February 9, 1998
-----------------------------
Louis N. McCarter III


/s/ John W. Miller, Jr.                Director                 February 9, 1998
-----------------------------
John W. Miller, Jr.


/s/ Edward H. Owlett                   Director                 February 9, 1998
-----------------------------
Edward H. Owlett


/s/ Louis I. Pollock                   Director                 February 9, 1998
-----------------------------
Louis I. Pollock


_____________________________
Roderic H. Ross                        Director                 February _, 1998


/s/ L.J. Rowell, Jr.                   Director                 February 9, 1998
-----------------------------
L.J. Rowell, Jr.

                                 EXHIBIT INDEX

                   (PURSUANT TO ITEM 601 OF REGULATION S-K)


EXHIBIT NO.                             EXHIBIT DESCRIPTION
-----------                             -------------------

*4.1  The Company's Amended and Restated 1987 Incentive Stock Option Plan.

*4.2  The Company's Amended and Restated 1991 Equity Incentive Plan.

*4.3  The Company's Amended and Restated 1993 Equity Incentive Plan.

*4.4  The Company's Amended and Restated 1994 Equity Incentive Plan.

*4.5  The Company's 1995 Equity Incentive Plan.

*4.6  The Company's 1996 Equity Incentive Plan.

5     Opinion of Duane, Morris & Heckscher LLP.

23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

23.2  Consent of Coopers & Lybrand LLP.

24    Power of Attorney (see page II-7 of this Registration Statement).

_____________________
* Incorporated by reference to Exhibits 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively to the initial filing of the Company's Form 10 Registration Statement (No. 0-22761) filed with the Commission on June 26, 1997.